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                                                                  Exhibit 23.2.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 9, 1994 (except with respect to the matter discussed in Note 5, as to which the date is November 15, 1994) on the financial statements of CytoRad Incorporated, included in CYTOGEN Corporation's Form 8-K as filed with the Commission on February 24, 1995 and to all references to our firm included in this Registration Statement.

                                              ARTHUR ANDERSEN LLP

Philadelphia, Pennsylvania
March 21, 1995